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                                                                    Exhibit 23.1




                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-363351) pertaining to the Brush Wellman Inc. Savings and Investment Plan of our report dated June 22, 2000, with respect to the financial statements and schedules of the Brush Wellman Inc. Savings and Investment Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1999.


                                                 /s/ Ernst & Young LLP



Cleveland, Ohio
June 22, 2000


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